MANAGEMENT STATEMENT REGARDING COMPLIANCE WITH CERTAIN PROVISIONS OF THE
                         INVESTMENT COMPANY ACT OF 1940

We, as members of management of Firstar Stellar Funds (the "Company"), are responsible for complying with the requirements of subsections (b) and (c) of Rule 17f-2, Custody of Investments by Registered Management Investment Companies, of the Investment Company Act of 1940. We are also responsible for establishing and maintaining effective internal controls over compliance with those requirements. We have performed an evaluation of the Company's compliance with the requirements of subsections (b) and (c) of Rule 17f-2 as of November 12, 1999, and from October 29, 1999 through November 12, 1999.

Based on this evaluation, we assert that the Company was in compliance with the requirements of subsections (b) and (c) of Rule 17f-2 of the Investment Company Act of 1940 as of November 12, 1999, and from October 29, 1999 through November 12, 1999, with respect to securities reflected in the investment account of the Company, except that for a number of option contracts the books of the Company did not agree to the custodian records. These exceptions were the result of the untimely removal from the custodian records of options that had either expired or been sold. In each case the books of the Company were determined to be proper and the custodian records have been subsequently corrected to reflect the proper number of option contracts owned.

FIRSTAR STELLAR FUNDS

By:/s/ Michael T. Karbouski
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   Michael T. Karbouski

   Treasurer
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   Title

   February 11, 2000
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   Date

By:/s/ Elaine Richards
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   Elaine Richards

   Secretary
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   Title

   February 11, 2000
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   Date